                                   CONTINENTAL AIRLINES, INC.                      EXHIBIT 11.1
                                STATEMENT REGARDING COMPUTATION                     PAGE 1 OF 2
                                  OF PER SHARE EARNINGS (LOSS)
                         (In millions of dollars, except per share data)


                                                               Year Ended December 31,
                                                           1996         1995         1994
Primary:
Weighted average shares outstanding . . . . . . . . .   53,404,988   52,255,180   52,113,794
Dilutive effect of outstanding stock options,
 warrants and restricted stock grants (as
 determined by the application of the treasury
 stock method). . . . . . . . . . . . . . . . . . . .   11,194,562   11,831,674            -

Weighted average number of common shares
 outstanding, as adjusted . . . . . . . . . . . . . .   64,599,550   64,086,854   52,113,794

Income (loss) applicable to common shares . . . . . .   $      314   $      215   $     (619)
Add interest expense associated with the assumed
 reduction of borrowings, net of federal income
 tax effect . . . . . . . . . . . . . . . . . . . . .            -           16            -

Income (loss), as adjusted. . . . . . . . . . . . . .   $      314   $      231   $     (619)

Per share amount. . . . . . . . . . . . . . . . . . .   $     4.87   $     3.60   $   (11.88)


                                   CONTINENTAL AIRLINES, INC.                      EXHIBIT 11.1
                                STATEMENT REGARDING COMPUTATION                     PAGE 2 OF 2
                                  OF PER SHARE EARNINGS (LOSS)
                         (In millions of dollars, except per share data)


                                                               Year Ended December 31,
                                                           1996         1995         1994
Fully diluted:
Weighted average shares outstanding . . . . . . . . .   53,404,988   52,255,180   52,113,794
Dilutive effect of outstanding stock options,
 warrants and restricted stock grants (as
 determined by the application of the treasury
 stock method). . . . . . . . . . . . . . . . . . . .   11,722,947   11,991,226            -
Dilutive effect of convertible debentures . . . . . .      643,833    5,978,148            -
Dilutive effect of 8 1/2% convertible trust
 originated preferred securities. . . . . . . . . . .   10,332,920      913,744            -
Dilutive effect of 6 3/4% convertible subordinated
 notes. . . . . . . . . . . . . . . . . . . . . . . .    5,838,424            -            -
Weighted average number of common shares
 outstanding, as adjusted . . . . . . . . . . . . . .   81,943,112   71,138,298   52,113,794

Income (loss) applicable to common shares . . . . . .   $      314   $      215   $     (619)
Add interest expense associated with the assumed
 reduction of borrowings, net of federal income
 tax effect . . . . . . . . . . . . . . . . . . . . .            -            3            -
Add interest expense associated with the assumed
 conversion of convertible debentures . . . . . . . .            -            4            -
Add interest expense associated with the assumed
 conversion of 8 1/2% convertible trust originated
 preferred securities, net of federal income tax
 effect . . . . . . . . . . . . . . . . . . . . . . .           15            2            -
Add interest expense associated with the assumed
 conversion of 6 3/4% convertible subordinated
 notes, net of federal income tax effect. . . . . . .            7            -            -

Income (loss), as adjusted. . . . . . . . . . . . . .   $      336   $      224   $     (619)

Per share amount. . . . . . . . . . . . . . . . . . .   $     4.11   $     3.15   $   (11.88)